Exhibit 99.1
UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

In the Matter of:	)
)
AnchorBank, fsb	)	OTS Order No.: CN 10-31
Madison, Wisconsin	)
)
OTS Docket No. 04474)		Effective Date: August 31, 2010
)
PROMPT CORRECTIVE ACTION DIRECTIVE
     WHEREAS, AnchorBank, fsb, Madison, Wisconsin (Institution), is a federally chartered savings association that is regulated by the Office of Thrift Supervision (OTS); and
     WHEREAS, Section 38 of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. § 1831o, and Part 565 of the OTS Regulations, 12 C.F.R. Part 565, require insured depository institutions that are undercapitalized to file a capital restoration plan specifying the steps the insured depository institution will take to become at least adequately capitalized; and
     WHEREAS, Section 38 of FDIA, 12 U.S.C. § 1831o, requires the OTS to take prompt corrective action to resolve the problems of insured depository institutions at the least possible long-term loss to the Deposit Insurance Fund; and
     WHEREAS, Section 565.7 of the OTS Regulations, 12 C.F.R. § 565.7, provides for the OTS’s issuance of directives to take prompt corrective action to resolve the problems of insured depository institutions and to restore their capital; and
     WHEREAS, the OTS, on November 20, 2009, notified the Institution that it was undercapitalized for purposes of the prompt corrective action provisions of Section 38 of FDIA, 12 U.S.C. § 1831o, and was required to submit a Capital Restoration Plan no later than December 28, 2009; and
     WHEREAS, the Institution also is not in compliance with the capital standards required by Section 5(t) of the Home Owners’ Loan Act (HOLA), 12 U.S.C. § 1464(t); and
     WHEREAS, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. § 1464(t)(6)(B)(ii), requires any institution not in compliance with the capital standards to comply with a capital directive issued by the OTS; and

     WHEREAS, on December 24, 2009, the Institution submitted to the OTS a capital restoration plan; and
     WHEREAS, on May 21, 2010, the Institution submitted to the OTS a revised capital restoration plan, which was amended on July 23, 2010 (Capital Plan); and
     WHEREAS, the OTS has considered the Institution’s capital deficiency, the Capital Plan in accordance with Section 5(t)(6)(A)(ii) of the HOLA, 12 U.S.C. § 1464(t)(6)(A)(ii), and Section 38(e)(2) of the FDIA, 12 U.S.C. § 1831o(e)(2), and conditionally approves the Capital Plan as set forth in a letter to the Institution dated July 9, 2010; and
     WHEREAS, this PCA Directive is a condition imposed in writing in connection with the approval of the Institution’s Capital Plan; and
     WHEREAS, the Institution and its Board of Directors, by execution of the attached Stipulation and Consent (Stipulation) to the issuance of this PCA Directive, the terms of which are incorporated herein by this reference, have stipulated and consented to the issuance of the PCA Directive; and
     WHEREAS, the OTS issued a Notice of Intent to Issue a PCA Directive on July 9, 2010 and considered the response filed by the Institution on July 23, 2010 and has determined to issue this PCA Directive in order to carry out the purposes of Section 38 of FDIA, 12 U.S.C. § 1831o, and to resolve the Institution’s problems at the least long term cost to the deposit insurance fund;
     NOW THEREFORE, pursuant to Section 38 of FDIA, 12 U.S.C. § 1831o, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. § 1464(t)(6)(B)(ii), and Section 565.7 of the OTS Regulations, 12 C.F.R. § 565.7, the OTS directs the Institution and its Board of Directors to do the following:
PART I — IMPROVING CAPITAL
Section 1.1 Compliance with Capital Plan.
     The Institution shall comply with the terms of its Capital Plan, including any amendments thereto approved by the Central Regional Director (Regional Director).
Section 1.2 Reports of Compliance.
     No later than thirty (30) days following the end of each calendar month, the Institution shall prepare and the Board of Directors of the Institution (Board) shall review a written variance report concerning the Institution’s compliance with its Capital Plan during the preceding calendar month. The report and review shall include verification of the Institution’s PCA capital category and confirmation that the Institution is in compliance with: (i) all restrictions that apply automatically to an institution in that category; and (ii) with the other restrictions and requirements contained in this PCA Directive. This review shall be documented in the minutes of the Board meeting.
AnchorBank, fsb
Prompt Corrective Action Directive

Section 1.3 Adequate Progress.
     If the OTS, in its sole discretion, determines that the Institution is failing to make adequate progress towards achieving the requirements set forth in Section 1.1, the OTS may take such further supervisory, enforcement or resolution action as it deems appropriate.
PART II — OPERATING RESTRICTIONS
Section 2.1 Compliance with Mandatory Restrictions.
     The Institution shall comply with all of the mandatory prompt corrective action provisions set forth in 12 U.S.C. § 1831o and 12 C.F.R. § 565.6 that automatically apply to the Institution based upon the Institution’s prompt corrective action capital category. The provisions applicable to an undercapitalized institution are set forth as follows:
(a) No capital distributions shall be made without the prior written approval of the OTS. 12 U.S.C. § 1831o(d)(1); 12 C.F.R. §§ 565.6(a)(1) and (a)(2)(i).
(b) No management fees shall be paid to any person having control of the Institution if: (i) the Institution is not adequately capitalized or (ii) after making the payment, the Institution would be undercapitalized. 12 U.S.C. § 1831o(d)(2); 12 C.F.R. §§ 565.6(a)(1)and (a)(2)(i).
(c) The Institution shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding quarter unless (i) the increase in total assets is consistent with the Revised Plan and (ii) the Institution’s ratio of tangible equity to total assets increases during the calendar quarter at a rate sufficient to enable the Institution to become adequately capitalized. 12 U.S.C. § 1831o(e)(3); 12 C.F.R. § 565.6(a)(2)(iv).
(d) The Institution shall not, directly or indirectly, acquire any interest in any company or insured depository institution, establish or acquire any additional branch office, or engage in any new line of business, unless: (i) the Institution is in compliance with the Revised Plan and the OTS determines that the action is consistent with, and will further achievement of the Revised Plan, or (ii) the FDIC Board of Directors approves the action. 12 U.S.C. § 1831o(e)(4); 12 C.F.R. § 565.6(a)(2)(v).
Section 2.2 Restriction on Activities Posing Excessive Risk.
(a) The Institution shall obtain the prior written approval from the Regional Director before entering into any contract or lease for the purchase or sale of real estate or of any interest therein, except this restriction does not apply to any contracts entered into in the ordinary course of business for the sale of real estate owned due to foreclosure (REO) where the consideration for the contract does not exceed $3,500,000 and the sales price of the REO does not fall below 85% of the book value of the REO.
AnchorBank, fsb
Prompt Corrective Action Directive

(b) The OTS imposes this restriction pursuant to 12 U.S.C. § 1831o(e)(5) having determined that this activity poses excessive risk to the Institution in view of its current financial condition.
Section 2.3 Liquidity Reporting.
     The Institution shall submit electronically to the Regional Director or his authorized representative a liquidity status report each week in a format acceptable to the Regional Director. The OTS imposes this requirement pursuant to 12 U.S.C. §§ 1831o(e)(5) having determined that the restriction is necessary to carry out the purpose of 12 U.S.C. § 1831o.
Section 2.4 Ongoing Monitoring of Capital Category Required.
(a) The Institution shall monitor its own PCA capital ratios and if the Institution improves from a lower to a higher PCA capital category, it shall continue to comply with each provision of this PCA Directive except to the extent the provision shall be modified, terminated, suspended or set aside by the OTS in writing.
(b) If the Institution falls into a lower PCA capital category, it shall comply immediately with the appropriate additional restrictions contained in 12 U.S.C. § 1831o and 12 C.F.R. § 565.6.
(c) The OTS requires this action pursuant to 12 U.S.C. § 1831o(e)(5) having determined that such action will better carry out the purposes of Section 38 of the FDIA.
PART III — RELIEF FROM RESTRICTIONS
Section 3.1 Waiver Requests.
     The Institution may submit written requests to the OTS, requesting the OTS to issue a notice of non-objection for the purpose of either relieving the Institution from certain restrictions hereunder or requesting OTS to provide notice of supervisory non-objection with respect to a particular specifically identified transaction, loan, or investment.
PART IV — GENERAL PROVISIONS
Section 4.1 Jurisdiction.
     This PCA Directive constitutes a final order under 12 U.S.C. § 1831o and is enforceable under 12 U.S.C. § 1818(i).
Section 4.2 Definitions.
(a) All technical words or terms used in this PCA Directive, for which meanings are not specified or otherwise provided by the provisions of this PCA Directive, shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal
AnchorBank, fsb
Prompt Corrective Action Directive

Regulations, HOLA, FDIA, OTS Bulletins, or OTS Examination Handbook. Any such technical words or terms used in this PCA Directive and undefined in Code of Federal Regulations, HOLA, FDIA, OTS Bulletins or OTS Examination Handbook shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.
(b) Reference in this PCA Directive to provisions of statutes and regulations shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date and references to successor provisions as they become applicable.
(c) The term “Effective Date” has the meaning set forth in Section 4.10 of this PCA Directive.
Section 4.3 Notices.
     Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the PCA Directive to be made upon, given or furnished to, delivered to, or filed with the OTS or the Institution shall be in writing and sent by first class U.S. mail (or by reputable overnight courier, electronic facsimile transmission, or hand delivery via messenger) addressed as follows:

OTS:	Regional Director Office of Thrift Supervision One South Wacker Drive, Suite 2000 Chicago, Illinois 60606 Facsimile: (312) 917-5001

Institution:	President AnchorBank, fsb 25 West Main Street Madison, Wisconsin 53703 Facsimile: (608) 252-8783
Section 4.4 Duration, Termination or Suspension of the PCA Directive.
(a) The terms and provisions of this PCA Directive shall be binding upon the Institution, its directors, officers, employees, agents, successors, assigns, and other persons participating in the affairs of the Institution.
(b) The PCA Directive shall remain in effect until terminated, modified or suspended in writing by the OTS.
(c) The OTS, in its discretion, may, by written notice, suspend any or all provisions of the PCA Directive, except for Section 2.1 (Mandatory Restrictions).
AnchorBank, fsb
Prompt Corrective Action Directive

Section 4.5 Effect of Headings.
     The Part and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.6 Separability Clause.
     In case any provision in this PCA Directive is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the OTS, in its sole discretion, determines otherwise.
Section 4.7 Consequences of PCA Directive and Conditional Approval of Capital Plan.
(a) Nothing in this PCA Directive, including, without limitation, any of the timeframes for actions set forth in Part I, shall be construed as: (i) allowing the Institution to violate any law, rule, regulation, or policy statement to which it is subject or (ii) restricting the OTS from taking such actions as are appropriate in fulfilling the responsibilities placed upon it by law, including, without limitation, actions pursuant to 12 U.S.C. § 1831o, or taking any other type of supervisory, enforcement, or resolution action that the OTS determines to be appropriate.
(b) The conditional approval of the Capital Plan by the OTS does not: (i) constitute approval of contemplated actions or transactions for which a separate application, filing, or notification is required prior to engaging in an activity contemplated by the Capital Plan; (ii) prevent the revocation of conditional approval of the Capital Plan upon the discovery of other or additional facts that the OTS determines warrants such action, including, but not limited to, any material adverse findings disclosed in any examination of the Institution; (iii) indicate adoption by the OTS of the Institution’s assumptions or predictions underlying or set forth in the Capital Plan, nor do such assumptions or predictions bind the OTS; or (iv) prohibit the OTS from requiring modifications and/or amendments of the Capital Plan as the OTS determines necessary.
Section 4.8 Other Enforcement Document.
(a) The Order to Cease and Desist and its accompanying Stipulation and Consent to the issuance by OTS issued against the Institution on June 26, 2009, remains in effect.
(b) Nothing contained in this PCA Directive shall affect or limit the OTS’s ability to take enforcement action in connection with any violation of this enforcement document.
Section 4.9 Incorporation of Stipulation.
     The Stipulation is made a part hereof and is incorporated herein by this reference.
AnchorBank, fsb
Prompt Corrective Action Directive

Section 4.10 Effective Date of This PCA Directive.
     The provisions of this PCA Directive are effective immediately upon the issuance of the PCA Directive by the Regional Director, which is the date indicated on the first page of this PCA Directive (Effective Date).
     IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By:	/s/ Daniel T. McKee
Daniel T. McKee, Regional Director

AnchorBank, fsb
Prompt Corrective Action Directive